                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                February 3, 2003
                                 Date of Report
                        (Date of Earliest Event Reported)

                                 TELKONET, INC.
                 (formerly known as Comstock Coal Company, Inc.)
             (Exact Name of Registrant as Specified in its Charter)

                               902-A Commerce Road
                            Annapolis, Maryland 21401
                    (Address of principal executive offices)

                                  410/897-5900
                          Registrant's telephone number

        Utah                                             87-0627421
(State of Incorporation)                    (IRS Employer Identification No.)

ITEM 6.     RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

The following press release was issued to announce the resignations and appointments of certain Directors and officers of the company.



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                                 TELKONET NAMES
                                  HOWARD LUBERT
                             CHIEF EXECUTIVE OFFICER

--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE:
Contact: TELKONET, INC.                              HAYDEN COMMUNICATIONS, INC.
Stephen Sadle, Chief Operating Officer               Matthew Hayden
410-897-5900                                         843-272-4653
ssadle@telkonet.com                                  matt@haydenir.com

Annapolis, MD-February 3, 2003 - TELKONET, INC. (OTCBB: TLKO) THE LEADER IN COMMERCIAL POWERLINE COMMUNICATIONS, today announced that the Board of Directors unanimously elected Howard Lubert as Chief Executive Officer. Ronald Pickett, President and Interim CEO will remain as President. Mr. Robert P. Crabb resigned as Director and remains Corporate Secretary. On January 30, 2003 the Company announced the appointment of Mr. Pete Musser as Chairman of the Board. Mr. Lubert's long-standing relationship with Mr. Musser will enhance the talent necessary to properly capitalize upon the channel relationships now available to the Company.

Howard Lubert stated, "I have been privileged to be associated with Pete Musser since the Safeguard investment in Novell (NASDAQ:NOVL) in 1983. When Ron Pickett approached me regarding this opportunity, I immediately saw a chance for Pete and I to team up and do this together, bringing his fantastic knack for building successful investments in technology companies with my organizational, technical, and marketing expertise. No one anywhere could ask for a better partner than Pete."

Mr. Lubert also Stated, "With Telkonet's first generation of products through successful pilots and initial production runs underway I see my job as the CEO concentrating on the basics of blocking and tackling. Telkonet has validated and enjoys tremendous opportunity in the hospitality industry. I'm excited to accept the challenge of expanding the hospitality opportunity while attracting and signing E-Partners in the channel that most certainly will open other verticals to the Telkonet product line. The Company is in the enviable position of having to manage its resources, production and delivery capabilities into a marketplace that can absorb everything we bring to them for some time to come."

Mr. Lubert brings to Telkonet over three decades of diversified expertise, which includes:
o Technical due diligence and business acceleration services for Safeguard Scientifics in Infrastructure, Internet/e-Business and Telecommunications.
o Internet, Intranet, Extranet and e-Commerce strategy and implementation expertise as an e. Business service line leader with Deloitte and Touche.
o PC, Local and Wide Area Networking experience as the founder/president of HEL INC. (Integration, Networking & Connectivity).
o General Systems Division of IBM, marketing mid-range computer systems in the manufacturing, distribution, hospitality and not-for-profit vertical markets

Mr. Lubert is a nationally recognized speaker who has lectured on e. Business technologies, Web Content Management and Community Solutions, e. Business integration, The Financial and Human Capital Issues of e. Business. His Affiliations include:

Entrepreneur in Residence, The Innovation and Entrepreneurship Institute, Fox School of Business, Temple University, 2002-2003
Adjunct Professor, Entrepreneurship, The Fox School of Business, 2002-2003 Chairman, Human Capital Advisory Committee of The Eastern Technology Council, 2000-2002 Fellow, The Irwin L. Gross e. Business Institute-Temple University, 2000-2003 Commissioner, The Philadelphia Mayor's e-Commerce Commission, 1999-2000 Chairman, Program Committee, ICA-Supercomm, 1999-2001 National Director, The Business Technology Association (BTA) - 1995-1998 Chairman, National Board of Directors, Local Area Network Dealers Association 1993-1995 Chairman, Advisory Program Council, PC EXPO - New York - 1992-1997 Member, Advisory Board of Directors, The Certified Network Professional - 1993-1996 Member, Program Committee Miller Freeman, Inc. - 1997-1998 Founding Member of LANDA and the CNEPA

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Telkonet's PlugFast Terminal can be used as a stand-alone solution within a residence, or it may be used in conjunction with a PlugFast Gateway as a part of Telkonet's solution for the commercial market. The core focus is High-Speed Internet distribution over the electrical power lines for the commercial and multi-dwelling residential markets. The Company has designed a suite of products to address the needs of office buildings, hotels, schools, shopping malls, and commercial buildings.

Telkonet's products provide connectivity over the existing electrical wiring and do not require the costly installation of additional wiring, or major disruption of business activity. In many situations the Telkonet system can be implemented more quickly and less expensively than adding dedicated wiring or installing a wireless system.

The Telkonet PlugFast family of Internet access products offers a viable and cost effective alternative to the challenges of hardwiring and wireless LANs. This solution set is comprised of two products, the PlugFast Gateway and the PlugFast Terminal. The Telkonet PlugFast Gateway and Terminal are aimed at applications such as apartments, hotels and motels, and the SME market.

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company's ability to obtain new contracts and accurately estimate net revenues due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company's financial results, can be found in the Company's Registration Statement and in its Reports on Forms 8-K filed with the Securities and Exchange Commission
(SEC).

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